UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2010

The Spectranetics Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive Colorado Springs, Colorado	80921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

In accordance with a Stipulation of Settlement (“Stipulation”) entered into as of September 10, 2010 and submitted to the United States District Court for the District of Colorado on September 16, 2010, The Spectranetics Corporation and certain of its current and former officers and directors have entered into a settlement of the consolidated shareholder derivative action captioned Kopp v. Geisenheimer, Case No. 08-cv-2102-REB-MJW.

The settlement is subject to approval by the United States District Court for the District of Colorado.  As set forth more fully in the Stipulation, if the settlement is given final approval by the Court, among other things, (i) plaintiffs (on their own behalf and derivatively on behalf of Spectranetics) will dismiss the stockholder derivative case with prejudice and release their claims; (ii) Spectranetics will formalize certain corporate governance procedures; and (iii) there will be a payment to plaintiffs’ counsel of $350,000 by the insurers for the individual defendants.

The foregoing summary of the settlement is qualified entirely by reference to Exhibit 10.1 of this Current Report on Form 8-K, the content of which is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Stipulation of Settlement (Kopp v. Geisenheimer, Case No. 08-cv-2102-REB-MJW)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION

Date: September 21, 2010	By:	/s/ Guy A. Childs
Guy A. Childs
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.

10.1	Stipulation of Settlement (Kopp v. Geisenheimer, Case No. 08-cv-2102-REB-MJW)